                                                                 Exhibit 10.27



                                  [TRANSLATION]
                     SUBLEASE AGREEMENT FOR PALEANA BUILDING

Terms and Conditions of Sublease

Sublessor  Daiwa House Industry Co., Ltd.
Sublessee  Wells Japan Co., Ltd.

(1) Building
      Name:                 Paleana Building
      Location:             2-15, Shin-yokohama 2-chome,
                            Kohoku-ku, Yokohama
      Structure:            Reinforced concrete building with a steel framework
      Scale:                One basement, nine floors and one penthouse
      Total floor space:    2,349.84 tsubo (7,768.08 m2)
(2) Room for sublease
      Floor, Room Number    The 6th Floor
                            Room Nos. 601 and 602
      Area                  185.56 tsubo (613.42 m2)
(3) Purpose of sublease     Office
(4) Term of sublease        From April 1, 1996 to March 31, 1998
(5) Rent (per month)        (Y)1,391,700 (excluding consumption tax)
(6) Common areas fee        (Y)463,900 (excluding consumption tax)
    (per month)
(7) Lease deposit           (Y)16,700,400
(8) Special agreement


     The Lessor (hereinafter referred to as "A") and the Lessee (hereinafter referred to as "B") conclude this Sublease Agreement (hereinafter referred to as "this Agreement") on Paleana Building (hereinafter referred to as the "Building") owned by Haya Kaneko (hereinafter referred to as "C") as follows:

(Purpose)
Article 1. Under the Lease Agreement for the Building as a whole that was separately made between A and C, A agrees to sublease the rooms to B and B agrees to sublease such rooms from A in accordance with the provisions hereinafter set forth.

(Rooms for sublease)
Article 2. The rooms for sublease shall be the rooms set forth in Column (2) of the Terms and Conditions of Sublease which constitute the Building set forth in Column (1) thereof.

2. The rooms for sublease prescribed in the preceding paragraph shall be marked with red solid lines on the drawing attached at the end of this Agreement and the area of such rooms shall be calculated from the center line of the walls.

(Purpose of use)
Article 3. B shall use the rooms only for the purpose set forth in Column (3) of the Terms and Conditions of Sublease and shall not use such rooms for any other purpose.

2. B shall report to and obtain the necessary permission from the government or public agencies and take any other necessary procedures regarding the purpose of use prescribed in the preceding paragraph all on its own responsibility and at its expense.

(Term of the sublease)
Article 4. The term of this sublease shall be as set forth in Column (4) of the Terms and Conditions of Sublease.

(Renewal)

Article 5. Unless either A or B otherwise expresses to the other party not later than six months prior to the expiration of the term of the sublease, this Agreement shall be renewed for two years under the same terms and conditions. If A considers it necessary upon expiration hereof, a new sublease agreement shall be executed. This shall apply to any subsequent renewal of this Agreement.

(Cancellation)
Article 6. If B cancels this Agreement before the commencement of term of sublease for its reasons or due to any reason for which it is liable, it shall pay to A damages in an amount equivalent to the rent for six months.

2. If either A or B intends to cancel this Agreement during the term of sublease, it shall notify the other party of its intention in writing not later than six months prior to the expiration hereof.

3. B may not withdraw the already notified intention to cancel this Agreement nor change the already notified date of cancellation without A's consent.

4. B may cancel this Agreement immediately by paying to A an amount equivalent to the rent and common areas fee for six months instead of giving an advance notice as prescribed in paragraph 2.

(Rent)
Article 7. The rent shall be in the amount set forth in Column (5) of the Terms and Conditions of Sublease and the rent for B shall be calculated as from September 1, 1996. B shall pay the rent for September 1996 by August 25, 1996, and shall thereafter pay the rent for the next month by the 25th day of each month, to the bank account designated by A (The breakdown is shown in Appendix
(2) at the end of this Agreement).

2. The amount of the rent for less than a month shall be calculated by the day according to the actual number of days for the month concerned.

3.   A will issue no receipt for the rent and common areas fee.

(Common areas fee)
Article 8. B shall pay to A an amount set force in Column (6) of the Terms and Conditions of Sublease as common areas fee which is necessary for the maintenance, management, operation, etc. of the common areas and facilities of the Building (The breakdown is shown in Appendix (2) at the end of this Agreement).

2. The common areas fee shall be calculated as from the day when the work for the rooms for sublease is started, provided, however, that the payment method of such fee shall be the same as that of the rent prescribed in the preceding Article.

(Revision of rent, etc.)
Article 9. The rent and common areas fee shall be revised every two years beginning on the date of conclusion of this Agreement and the amount of such revision shall be determined by the consultation between A and B.

2. If taxes or public imposts or any other charges are raised, the price of land and buildings rises rapidly, the body and facilities of the Building are remodeled or any other economic situations change, or the amount of the rent and common areas fee of the Building become inappropriate compared with those of neighboring buildings, A may revise the rent and common areas fee during the term of sublease.

(Expenses other than rent and common areas fee)

Article 10. B shall pay the following expenses:

(a) Heating, ventilation and air-conditioning (HVAC), garbage collection, electricity for lighting, powered equipment, etc., gas, water, sewerage, etc. in connection with B's use of the rooms;

(b) Cleaning of the rooms (including B's fixtures, equipment and furniture) and cleaning and repairing of fluorescent lamps, outlets and inlets of air-conditioning equipment;

(c)  Exchange of bulbs of lighting appliances for the rooms;

(d)  Extermination of rats and pest insects from the rooms;

(e)  Fee of the neighborhood association; and

(f)  Any other fees and expenses which B should pay.


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2.   If A pays on B's behalf any of the expenses set forth in the items of the preceding paragraph, B shall repay to A, immediately upon A's request, the amount of the expense paid by A by the method designated by A.

(Real property acquisition tax and fixed assets tax)
Article 11. The real property acquisition tax and fixed assets tax imposed on the fixtures and accessory equipment owned by B shall be incurred by B regardless of no matter whom the payment statement of such tax is addressed to.

2. If the real property acquisition tax and fixed assets tax to be imposed on B's fixtures and accessory equipment as set forth in the preceding paragraph are levied on A together with any taxes on the main structure of the Building, A shall calculate the amount of such taxes by a fair and appropriate method based on, for example, the method of dividing the cost of work and ask B in writing to pay to A such amount.

3. If it is asked by A in writing, B shall pay to A such amount without delay by the method designated by A.

(Consumption tax)
Article 12. B shall pay to A by the same payment method as that of rent, etc. the amount of consumption tax arising in connection with the payment of rent, etc. in accordance with this Agreement which is calculated by multiplying the amount specified in (a) below by the ratio prescribed by the Consumption Tax
Law:

(a)  The rent prescribed in Article 7, the common areas fee prescribed in
Article 8 and other expenses to be paid to A by B which are subject to consumption tax.

(Lease Deposit)

Article 13. B shall pay to A as a lease deposit an amount equivalent to 20% of the amount set forth in Column (7) of the Terms and Conditions of Sublease which is (Y)3,340,080 at the time of conclusion of this Agreement and an amount equivalent to 80% of such amount which is (Y)13,360,320 not later than March 31, 1996. The breakdown of the deposit is shown in Appendix (2) at the end of this Agreement.

2.   The deposit shall bear no interest throughout the deposit term.

3. If the rent is revised, B shall additionally deposit with A without delay an amount equivalent to the difference between the revised rent and the rent applicable immediately prior to the rent revision for six months.

4. During the term of this Agreement, B may not demand to offset the lease deposit against any liabilities which it may owe to A including the rent.

5. If B fails to fulfill any of its obligations under this Agreement or any contract, etc. signed in connection herewith, such as the payment of rent, or is obligated to compensate for damage, A may appropriate all or part of the deposit for the fulfillment of obligations or for the compensation for damage.

6. If A appropriates the deposit for the fulfillment of B's obligations pursuant to the preceding paragraph, B shall make up for the resultant deficiency of the deposit within seven days after receipt of the notice on such appropriation.

7. If this Agreement is terminated due to expiration, cancellation or any other reason, A shall repay to B the deposit three months after B vacates the rooms completely or when a new sublessee moves into the rooms and A receives a deposit amount corresponding to the deposit specified in this Article, whichever is earlier, after deducting therefrom all of B's liabilities to A.

(Damages for Delayed Payment)
Article 14. If B is in arrears with its rent or any other liabilities hereunder, A may demand that B pay to A damage in a sum equal to 18% per annum of the amount in arrears for the actual number of days elapsed, provided that compensation for such damage shall not exempt B from the exercise of the right to cancel the Agreement by A.

(Acts prohibited)
Article 15. B shall not commit any one of the following acts:

(a) To transfer to any third party or to place as a collateral the right to lease the rooms, right to the deposit or any other right arising in connection with this Agreement;

(b) To allow any party other than B to take over any right arising in connection with this Agreement, in whole, by the transfer of the business, merger or any other method;

(c) To sublease all or part of the rooms to any third party or offer the same for the use of any third party;

(d) To allow any third party to share the rooms, put up a nameplate of any party other than B or install a telephone, telex or the like in the name of any party other than B;

(e) To commit any act annoying to other tenants or causing damage to the Building, including the rooms;

(f) To suspend all or part of the business or close all or part of the rooms without A's consent;

(g) To commit any act against the management rules, etc. separately established. (Obligation to manage the Building, etc.)

Article 16. A shall make efforts to manage the Building and accessory equipment and to operate and maintain the same so as not to hinder the conduct of B's business.

2. B shall observe the management rules and other related rules separately established by A and shall use the rooms and the entrance hall, stairs, elevators and other common areas and facilities with good manager's care.

     If A adds or changes the management rules or other related rules, B shall approve such addition or change and observe these in the same way as the original rules.

(Acts requiring A's consent)
Article 17. B shall obtain A's prior written consent if it does any one of the following acts:

(a) To install, add, remove, alter or remodel partitions, doors or other fixtures or equipment (including outdoor open spaces);

(b) To install, add or alter facilities for electricity, water, sewerage, sanitation, HVAC, gas, telephone, cable broadcasting, etc.;

(c) To put up a trade name, trademark or the like on the entrance door, wall, window, shutter, etc.;

(d)  To bring into and install in the rooms a safe or any other heavy article;

(e)  To change the key to the entrance door;

(f)  To install a signboard or a billboard;

(g) To otherwise change the original state of the rooms or the Building similar to the preceding items.

2. The work done in connection with the preceding paragraph shall be performed by A or the contractor appointed by A in principle and the cost of such work shall be paid by B.

(Repairs)
Article 18. If the rooms or A's fixtures or equipment requires or is likely to require repair due to damage or trouble, B shall promptly notify A of it.

2. If upon B's notice A considers it necessary, A will carry out such repairs at its cost. However, the change, painting, etc. of the ceiling, wall or floor of the rooms, the repairs that become necessary due to the intentional act or negligence of B, its related any person or the repairs of B's own fixtures, equipment, etc. shall be made at B's cost.

3. Even if B carries out the repairs specified in the preceding paragraph at its cost and on its own responsibility, B shall obtain A's prior written consent.

(Obligation to compensate for damage)
Article 19. If B or B's representative, employee, subcontractor, visitor or any other person concerned with B causes damage to A, other sublessee or any third party due to an intentional act or negligence, B shall promptly report to A such fact and immediately compensate for all of such damage at its cost by restoring to the original state or otherwise.

(Cancellation of the Agreement)
Article 20. If B commits any one of the following acts, A may cancel this Agreement without notice:


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(a)  If B is in arrears with the rent or any other liabilities for two months or more or is delayed in any payment several times;

(b) If an application for provisional seizure, provisional disposition, disposition by suspension of bank transactions, compulsory execution, dissolution, bankruptcy, composition, reorganization corporate rehabilitation or the like is made against B;

(c) If there occurs any event that will greatly damage B's reputation; (d) If B violates any one of the provisions of this Agreement or any contract signed in connection herewith.

2. If this Agreement is canceled pursuant to the preceding paragraph, B shall pay to A an amount equivalent to six month's rent; provided that the payment of such amount by B shall not prevent A from demanding compensation for damage.

(Termination of this Agreement)
Article 21. If due to a natural disaster or any reason for which A is not responsible all or part of the Building is lost or destroyed and it becomes impossible to use the rooms, this Agreement shall be terminated as a matter of course. A shall not be responsible for the damage caused to B as a result of such termination and B may not claim for A any money or other compensation in any name whatsoever.

(Obligation to restore to the original state)
Article 22. If this Agreement is terminated (including the case where it is canceled), B shall at its cost restore the rooms to their original state by removing the fixtures and equipment it installed, added or a altered at its cost and its own furniture and the like from the rooms, removing the articles installed or added by A upon B's request and returning the same to A if A so requests; and repairing the breakage or trouble of the rooms, fixtures, equipment, etc. and the wear and tear caused by B's special method of use and shall then vacate and return the rooms to A.

2. If B fails to restore the rooms to their original state upon termination of this Agreement, A may remove the fixtures, equipment, etc. repair the breakage and trouble and the wear and tear caused by B's special method of use and demand from B the expense therefor.

3. If there remains any article left by B in the rooms or in the Building after the termination of the Agreement and vacation of the rooms made by B, A may freely dispose of such article as an article transferred by B to A at no cost and may demand from B the expense of such disposal.

4. If it is considered inappropriate to perform work for restoring to the original state, A shall determine the measure to be taken based on the consultation between A and B.

5. For the purposes of this Article, the term "original state" means the work to be carried out at A's cost as set forth in the Work Share Table attached at the end of this Agreement (Further details shall be as specified in the completion drawings of the Building).

(Fee until the completion of vacation)
Article 23. If B fails to vacate the rooms upon termination of this Agreement, it shall pay to A a penalty in an amount equivalent to double the rent for the period from the day following termination of this Agreement to the completion of vacation and an amount equivalent to other expenses to be paid by B and shall also compensate for the damage caused to A due to delayed vacation.

(Prohibition of claims for vacation money)
Article 24. Upon vacation of the rooms B may not demand from A in any name or for any reason whatever, the refund of the necessary and beneficial expenses it paid for the rooms, fixtures, equipment, etc. or the payment of vacation money, key money, etc. nor demand that A buy the fixtures, equipment, etc. installed in the rooms at B's cost.

(Management of the Building)
Article 25. A may entrust any third party (hereinafter referred to as the "Building Manager") with all or part of the management work of the Building. In this case, B and its employees shall follow the instructions of the Building Manager.

(Inspection by A's entry into the rooms)

Article 26. If necessary for the maintenance and management of the rooms, A or the Building Manager or any other person appointed by A may, giving a prior notice to B, enter the rooms and inspect the same and take appropriate measures. However, in an urgent case or in an emergency where A is unable to notify B in advance, A shall give a notice promptly after the fact.

(Exemption)
Article 27. A shall not be responsible for the damage suffered by B as a result of force majeure, fire, theft, breakage or suspension of operation of the Building, electric, gas or water supply facilities, HVAC, elevators, etc. unless such damage is caused by A's failure to take good manager's care or A's intentional act or material negligence.

2. A shall not be responsible for the inconvenience or damage suffered by B as a result of the work A considers necessary, including repairs, remodeling, altering or maintenance work (including the work in the event of suspension of electricity or water supply).

3. A shall not be responsible for the damage suffered by B in connection with any other sublessee regardless of the situation.

4. A shall not be responsible for the damage suffered by B as a result of an accident that occurs due to B's failure to give a notice pursuant to Article 18, Paragraph 1.

5. If during the term of this Agreement the lease agreement between A and C (hereinafter referred to as the "Original Agreement") is terminated, the position of the Sublessor shall be taken over by C in accordance with the provisions of the Original Agreement. In this case, A's obligation to returned the deposit paid by B to A and any other liabilities to B shall be taken over by the new lessor C and A shall be exempted from its liabilities.

(Taking over A's position)
Article 28. If during the term of this Agreement between A and B the Original Agreement between A and C, during the term of this Agreement is terminated for cancellation or any other reason, the position of the lessor in accordance with this Agreement shall be transferred from A to C and this Agreement between A and B shall be taken over by C and B as it is ,to which B shall give its prior consent.

2. In the case set forth in the preceding paragraph, A shall forthwith notify B of it.

(Damage insurance)
Article 29. During the term of this Agreement, B shall take out a damage insurance in an amount equivalent to its assets in the rooms. A shall not be responsible for any damage to B's assets not so insured that is caused by fire, water leakage, theft, etc.

(Notice of change in registration, status, etc.)
Article 30. If there is a material change in B's commercial registration or status, such as a change in its address, trade name, representative, purpose of business or capital, B shall notify A of such change in writing without delay.

(Agreed jurisdiction)
Article 31. A and B agree in advance that in the event of any dispute arising between them, they will submit to the jurisdiction of the Tokyo District Court.

(Good faith principles)
Article 32. A and B shall consult with each other according to the good faith principles and in all sincerity to settle any matter not prescribed in this Agreement or any doubt arising as to the construction or application of the provisions of this Agreement.

     IN WITNESS WHEREOF, two copies of this Agreement shall be made and A and B shall retain one copy respectively.


January 25, 1996

A: Yokohama Branch, Daiwa House Industry Co., Ltd.
   549-2, Shinanocho, Totsuka-ku, Yokohama

   By: Katsuyoshi Tateno,
   Title: Director and manager

B: Wells Japan Co., Ltd.
   Shin-yokohama Hayama No.6 Bldg.,
   28-9, Shin-yokohama 1-chome, Kohoku-ku, Yokohama 222
   By: Charles Dodson
   Title: Representative Director

Witnesses: Norio Onishi, President and Representative Director
           Nihon Sogo Tatemono Co., Ltd.
                 9-3, Kitasaiwai 2-chome, Nishi-ku, Yokohama
                 Katsunao Takawa
                 Licensed Land and Building Trader
                 License No. 50234, Kanagawa Prefecture

                 Eiichi Suzuki, Manager
                 Minister of Construction License No. (9) 629
                 Yokohama Branch, Sanki Shoji Co., Ltd.
                 39, Tokiwacho 4-chome, Naka-ku, Yokohama,
                 Kanagawa Prefecture
                 Tomoyuki Hayakawa
                 Licensed Land and Building Trader

                 License No. 62499, Kanagawa Prefecture

Appendixes



1.   Floor and Area of the Rooms for Sublease

-------------------------------------------------------------------------------
       FLOOR                 AREA SUBLEASED                    REMARKS
-------------------------------------------------------------------------------
                         (tsubo)          (m2)
-------------------------------------------------------------------------------
     6th floor           185.56           613.42        Room Nos. 601 and 602
===============================================================================
       Total             185.56           613.42
-------------------------------------------------------------------------------
                              (1tsubo = 3.305785m2)
-------------------------------------------------------------------------------




2.   Breakdown of Monthly Rent, Common Area Fee, Lease Deposit, Etc.

----------------------------------------------------------------------------------------------------
    FLOOR        AREA SUBLEASED        MONTHLY RENT         MONTHLY COMMON           DEPOSIT
                                                               AREA FEE
----------------------------------------------------------------------------------------------------
              (tsubo)       (m2)    ((Y)7,500 per tsubo) ((Y)2,500 per month)  ((Y)90,000 per month)
----------------------------------------------------------------------------------------------------
  6th floor    185.56      613.42        1,391,700              463,900            16,700,400
====================================================================================================
    Total      185.56      613.42        1,391,700              463,900            16,700,400
----------------------------------------------------------------------------------------------------


                    License No. 50234, Kanagawa Prefecture_ _

                                 REPRESENTATION

     The attached document is a fair and accurate representation of the Sublease Agreement dated January 25, 1996 between Daiwa House Industry Co., Ltd. and Wells Japan Co. Ltd. for premises located at Paleana Building, 2-15, Shin-yokohama 2-chome, Kohuku-ku, Yokohama, Japan.

                                  /s/ Mary L. Mandarino
                                  ---------------------------------------------
                                  Mary L. Mandarino
                                  Chief Financial Officer, Vice President,
                                  Finance and Administration, and Treasurer
                                  (Principal Financial and Accounting Officer)


February 12, 1998